Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO 364-DAY CREDIT AGREEMENT AND EXTENSION AGREEMENT

THIS AMENDMENT NO. 3 TO 364-DAY CREDIT AGREEMENT AND EXTENSION AGREEMENT (this “Amendment”), dated as of November 18, 2020, is entered into by and among ENERGY TRANSFER OPERATING, L.P., a Delaware limited partnership (the “Borrower”), SUNOCO LOGISTICS PARTNERS OPERATIONS L.P., a Delaware limited partnership (the “Guarantor”), the Lenders (as defined below) party hereto constituting the Majority Lenders, the Lenders party hereto constituting the Consenting Lenders (as defined below) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH

WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to a 364-Day Credit Agreement, dated as of December 1, 2017 (as amended by that certain Amendment No. 1 to 364-Day Credit Agreement, Joinder and Extension Agreement, dated as of October 19, 2018, that certain Amendment No. 2 to 364-Day Credit Agreement and Extension Agreement, dated as of November 19, 2019 and as amended, restated, supplemented or otherwise modified prior to the Amendment No. 3 Effective Date (as defined below), the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the amendments set forth in Section 2 of this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement, with such amendments becoming effective on the Amendment No. 3 Effective Date;

WHEREAS, the Borrower desires to (i) extend the Maturity Date for a period of 364 days, such extension to be effective as of the Extension Effective Date (as defined below) and (ii) make certain other modifications to the Existing Credit Agreement;

WHEREAS, each Lender party hereto as a “Consenting Lender” is willing to (i) extend the Existing Maturity Date applicable to it by 364 days on the Extension Effective Date and (ii) make certain other modifications to the Existing Credit Agreement, subject to the terms and conditions set forth in the Credit Agreement and below; and

WHEREAS, the Lenders party hereto constituting Majority Lenders (including all Consenting Lenders as of the Amendment No. 3 Effective Date) and the Administrative Agent have agreed to amend the Existing Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

Section 2. Amendment No. 3 Effective Date Amendments to Existing Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, on the Amendment No. 3 Effective Date, the Existing Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Existing Credit Agreement shall be amended to add the following new defined terms:

““Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.”

““Amendment No. 3” means that certain Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement, dated as of November 18, 2020, by and among the Borrower, the Guarantor, the Administrative Agent, and the Lenders party thereto.”

““Amendment No. 3 Effective Date” has the meaning given to such term in Amendment No. 3.”

““Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.”

““Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.”

““Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrower, that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).”

““Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; and

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.”

““Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(a)

a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(b)

a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.”

““Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Majority Lenders) and the Lenders.”

““Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 3.04(c) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 3.04(c).”

““Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.”

““Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Majority Lenders to the Administrative Agent (with a copy to the Borrower) that the Majority Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.04(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Majority Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Majority Lenders of written notice of such election to the Administrative Agent.”

““LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.04(c):

(a) for any interest calculation with respect to any Eurodollar Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination;

provided that, in either case, in no event and at no time shall LIBOR be less than 0.00%.

Each calculation by the Administrative Agent of the Fixed Period Eurodollar Rate shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.04(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.”

““London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.”

““Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.”

““Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.”

““SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York (or a successor administrator), as the administrator of the benchmark, on the Federal Reserve Bank of New York’s Website.”

““Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.”

““UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.”

““UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”

““Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.”

(b) The definition of “Applicable Rate” appearing in Section 1.01 of the Existing Credit Agreement shall be amended by deleting the table appearing therein and inserting the following new table in lieu thereof:

Ratings: (Fitch/Moody’s/S&P)	Base Rate Margin	Eurodollar Margin	Commitment Fee Rate
Level 1 >BBB/Baa2/BBB	0.500%	1.500%	0.125%
Level 2 BBB-/Baa3/BBB-	0.750%	1.750%	0.175%
Level 3 <BB+/Ba1/BB+	1.000%	2.00%	0.225%

(c) The definition of “Bail-In Action” appearing in Section 1.01 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”

(d) The definition of “Bail-In Legislation” appearing in Section 1.01 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

““Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”

(e) The definition of “Base Rate” appearing in Section 1.01 of the Existing Credit Agreement shall be amended by (i) deleting the phrase “Fixed Period Eurodollar Rate” appearing in clause (c) thereof and replacing such phrase with “LIBOR” in lieu thereof and (ii) amending and restating the second sentence appearing therein as follows:

“Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).”

(f) The definition of “Fixed Period Eurodollar Rate” appearing in Section 1.01 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“Fixed Period Eurodollar Rate” means LIBOR.

(g) The definition of “Interest Period” appearing in Section 1.01 of the Existing Credit Agreement shall be amended by deleting the reference to “two,” appearing therein.

(h) The definition of “Replacement Rate” appearing in Section 1.01 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

““Replacement Rate” means any Benchmark Replacement and any Benchmark Replacement Conforming Changes, as applicable.”

(i) The definition of “Write-Down and Conversion Powers” appearing in Section 1.01 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

““Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

(j) Section 2.01 of the Existing Credit Agreement shall be amended by deleting the reference to “3.03,” appearing therein.

(k) Section 2.12(a) of the Existing Credit Agreement shall be amended by amending and restating the first sentence appearing therein to read as follows:

“(a) Subject to the remaining terms and provisions of this Section 2.12, the Borrower shall have the option to, no more than three (3) times on and after the Amendment No. 3 Effective Date, extend the Maturity Date for a period of 364 days (each such option shall be referred to herein as an “Extension Option”).”

(l) Section 3.02 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“3.02 [Reserved].”

(m) Section 3.03 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“3.03 [Reserved].”

(n) Section 3.04 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“3.04 Changed Circumstances.

(a) Circumstances Affecting Fixed Period Eurodollar Rate Availability. Subject to clause (c) below, in connection with any request for a Fixed Period Eurodollar Rate Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining the Fixed Period Eurodollar Rate for such Interest Period with respect to a proposed Fixed Period Eurodollar Rate Loan or (iii) the Majority Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Fixed Period Eurodollar Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders. Thereafter, until the Administrative Agent notifies the Borrower and the Lenders that such circumstances no longer exist, the obligation of the Lenders to make Fixed Period Eurodollar Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a Fixed Period Eurodollar Rate Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Fixed Period Eurodollar Rate Loan together with accrued interest thereon (subject to Section 10.09), on the last day of the then current Interest Period applicable to such Fixed Period Eurodollar Rate Loan; or (B) convert the then outstanding principal amount of each such Fixed Period Eurodollar Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b) Laws Affecting Fixed Period Eurodollar Rate Availability. If, after the date hereof, the introduction of, or any change in, any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Fixed Period Eurodollar Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make Fixed Period Eurodollar Rate Loans, and the right of the Borrower to convert any Loan to a Fixed Period Eurodollar Rate Loan or continue any Loan as a Fixed Period Eurodollar Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a Fixed Period Eurodollar Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

(c) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.04(c) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.04(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.04(c).

(iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Fixed Period Eurodollar Rate Loan of, conversion to or continuation of Fixed Period Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon LIBOR will not be used in any determination of the Base Rate.”

(o) Section 3.05(b) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitment under current applicable Laws, regulations and regulatory guidelines. In the event a Lender shall be advised by any Governmental Authority or shall otherwise determine on the basis of pronouncements of any Governmental Authority that such understanding is incorrect, it is agreed that such Lender will be entitled to make claims under this Section (each such claim to be made within a reasonable period of time after the period to which it relates) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained; provided that such Lender is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.”

(p) Section 3.07(a) of the Existing Credit Agreement shall be amended by deleting (i) the phrase “or if any Lender gives a notice pursuant to Section 3.02” appearing therein and (ii) the phrase “or eliminate the need for the notice pursuant to Section 3.02, as applicable” appearing therein.

(q) A new Section 6.11 shall be added to the Existing Credit Agreement to read as follows:

“6.11 Beneficial Ownership Regulation. The Borrower will (a) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (b) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation reasonably requested by it for purposes of complying with the Beneficial Ownership Regulation.”

(r) Section 10.21 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“10.21 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

(s) A new Section 10.24 shall be added to the Existing Credit Agreement to read as follows:

“10.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

Section 3. Conditions to Amendment No. 3 Effective Date. The amendments to the Existing Credit Agreement set forth in Section 2 of this Amendment shall become effective on the date on which the following conditions have been met (such date, the “Amendment No. 3 Effective Date”):

(a) counterparts of this Amendment (including by facsimile or other electronic transmission), duly executed by the Borrower, the Guarantor, the Administrative Agent and the Lenders which constitute Majority Lenders (including each Consenting Lender as of the Amendment No. 3 Effective Date) have been delivered to the Administrative Agent; and

(b) all fees required to be paid on the Amendment No. 3 Effective Date (including fees required to be paid pursuant to that certain Fee Letter, dated October 28, 2020 and by and among the Borrower, the Administrative Agent and the other parties thereto), and all reasonable and documented out-of-pocket expenses required to be reimbursed in accordance with the Credit Agreement for which invoices have been presented to Borrower (including the reasonable and documented out-of-pocket fees and expenses of legal counsel to the Administrative Agent) prior to the Amendment No. 3 Effective Date have been paid by the Borrower.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 3 Effective Date, and such notice shall be conclusive and binding.

Section 4. Extension of Maturity Date.

(a) Pursuant to Section 2.12 of the Credit Agreement, as of the Amendment No. 3 Effective Date, the Borrower notifies the Administrative Agent of its intention to exercise an Extension Option (the “Extension”) to extend the Existing Maturity Date for a period of 364 days to November 26, 2021, with the Extension to become effective on November 27, 2020 (the “Extension Effective Date”). This Amendment shall serve as a “Notice of Extension” referenced in Section 2.12(b) of the Credit Agreement, and the Borrower agrees that the Notice of Extension pursuant to this Amendment (i) is irrevocable and (ii) constitutes a representation by the Borrower that (A) no Event of Default or Default has occurred and is continuing and (B) the representations and warranties contained in Article V of the Credit Agreement are correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the Amendment No. 3 Effective Date, as though made on and as of such date (unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be correct in all material respects as of such earlier date (except to the extent that any such representation or warranty is qualified by materiality, in which case such representations and warranties shall be true and correct in all respects)).

(b) The Lenders party hereto as Consenting Lenders and constituting at least the Majority Lenders so consent to the Extension to be effective on the Extension Effective Date. On the Extension Effective Date:

(i) Schedule 1 of the Credit Agreement shall be amended and restated in its entirety as set forth on Annex A attached hereto; and

(ii) the Existing Maturity Date and the Commitments of the Consenting Lenders shall be automatically extended for a period of 364 days to November 26, 2021, while the Existing Maturity Date of the Non-Consenting Lenders shall remain unchanged, and the Commitments of the Non-Consenting Lenders shall terminate on their respective Existing Maturity Date and all Loans of such Non-Consenting Lender shall be fully repaid, all as contemplated by Section 2.12(e) of the Credit Agreement, subject in all respects to the rights of the Borrower under Section 2.12(d) of the Credit Agreement.

(c) For the avoidance of doubt, the Extension constitutes an “Extension Option” referenced in Section 2.12 of the Credit Agreement, and as of the Extension Effective Date, after giving effect to the Extension, the Borrower may exercise no more than two (2) additional Extension Options pursuant to Section 2.12 of the Credit Agreement. This Amendment constitutes written notice to the Borrower and all of the Lenders of all consents given pursuant to the Credit Agreement with respect to this Extension.

Section 5. Extension Effective Date Adjustment. Upon the occurrence of the Extension Effective Date, (a) each Lender that holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to the Extension) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender that holds Loans in an aggregate amount greater than its Applicable Percentage (after giving effect to the Extension) of all Loans, and (b) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s Loans shall not exceed such Lender’s Commitment (after giving effect to the Extension).

Section 6. Ratification and Affirmation. Each of the Borrower and the Guarantor hereby (i) acknowledges the terms of this Amendment and (ii) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, after giving effect to the amendments contained herein.

Section 7. Representations and Warranties. Each of the Borrower and the Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that (i) it has duly taken all action necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder, (ii) this Amendment, when duly executed and delivered, will be a legal, valid and binding obligation of the Borrower or the Guarantor, as applicable, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights, and (iii) as of the Amendment No. 3 Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

Section 8. Effect of Amendment. From and after the Amendment No. 3 Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the “Credit Agreement” in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.14(b), (c) and (d) of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis.

Section 10. Miscellaneous. Section 10.10 (Counterparts; Integration; Effectiveness), Section 10.12 (Severability), and Section 10.15 (Waiver of Jury Trial) of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis.

Section 11. No Waiver; Loan Document. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment (or any provision hereof) shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall be, and shall be construed and administered as, a Loan Document under the Credit Agreement.

Section 12. Successors and Assigns. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ENERGY TRANSFER OPERATING, L.P.

By:	Energy Transfer Partners GP, L.P.,
its general partner

By:	Energy Transfer Partners, L.L.C.,
its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

GUARANTOR:

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

By:	Sunoco Logistics Partners GP LLC

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Consenting Lender

By:	/s/ Nathan Starr
Name:	Nathan Starr
Title:	Director

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

Bank of America, N.A.,
as a Consenting Lender

By:	/s/ Robert Phillips
Name:	Robert Phillips
Title:	Director

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

BARCLAYS BANK PLC,
as a Consenting Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

Citibank, N.A.,,
as a Consenting Lender

By:	/s/ Michael Zeller
Name:	Michael Zeller
Title:	Vice President

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Consenting Lender

By:	/s/ Annie Chung
Name:	Annie Chung
Title:	Director
Email:	annie.chung@db.com
+1-212-250-6375

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director
Email:	ming.k.chu@db.com
+1-212-250-5451

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

JPMorgan Chase Bank, N.A.,
as a Consenting Lender

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

Mizuho Bank, Ltd.,
as a Consenting Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

MUFG Bank, Ltd.,
as a Consenting Lender

By:	/s/ Anastasiya Bykov
Name:	Anastasiya Bykov
Title:	Director

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

PNC BANK, NATIONAL ASSOCIATION,
as a Consenting Lender

By:	/s/ Kyle T. Helfrich
Name:	Kyle T. Helfrich
Title:	Vice President

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

ROYAL BANK OF CANADA,
as a Consenting Lender

By:	/s/ Jay T. Sartain
Name:	Jay T. Sartain
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

The Toronto-Dominion Bank, New York Branch,
as a Consenting Lender

By:	/s/ Brian MacFarlane
Name:	Brian MacFarlane
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

TRUST BANK, successor by merger to SunTrust Bank,
as a Consenting Lender

By:	/s/ Samantha Sanford
Name:	Samantha Sanford
Title:	Vice President

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

BBVA USA,
as a Consenting Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

BMO Harris Bank N.A.,
as a Consenting Lender

By:	/s/ Matthew L. Davis
Name:	Matthew L. Davis
Title:	Director

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

Canadian Imperial Bank of Commerce, New York Branch,
as a Consenting Lender

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Consenting Lender

By:	/s/ Dixon Schultz
Name:	Dixon Schultz
Title:	Managing Director

By:	/s/ Nimisha Srivastav
Name:	Nimisha Srivastav
Title:	Director

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

Fifth Third Bank, National Association,
as a Consenting Lender

By:	/s/ Larry Hayes
Name:	Larry Hayes
Title:	Director

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

GOLDMAN SACHS BANKS USA,
as a Consenting Lender

By:	/s/ Jacob Elder
Name:	Jacob Elder
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

HSBC Bank USA, National Association,
as a Consenting Lender

By:	/s/ Balaji Rajgopal
Name:	Balaji Rajgopal
Title:	Director

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Consenting Lender

By:	/s/ Julie Lilienfeld
Name:	Julie Lilienfeld
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

NATIXIS, NEW YORK BRANCH,
as a Consenting Lender

By:	/s/ Yash Anand
Name:	Yash Anand
Title:	Managing Director

By:	/s/ Arnaud Roberdet
Name:	Arnaud Roberdet
Title:	Vice President

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

Sumitomo Mitsui Banking Corporation,
as a Consenting Lender

By:	/s/ Katie Lee
Name:	Katie Lee
Title:	Director

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

The Bank of Nova Scotia, Houston Branch,
as a Consenting Lender

By:	/s/ Joe Lattanzi
Name:	Joe Lattanzi
Title:	Managing Director – Head Midstream and
Downstream Energy

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)

U.S. Bank National Association,
as a Consenting Lender

By:	/s/ Ryan Hutchins
Name:	Ryan Hutchins
Title:	Senior Vice President

Signature Page to Amendment No. 3 to 364-Day Credit Agreement and Extension Agreement

(Energy Transfer Operating, L.P.)